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                                                                    Exhibit 99.2


          COLLINS & AIKMAN ANNOUNCES NEW $75 MILLION TERM LOAN FACILITY

                  Troy, Michigan, April 4, 2005. Collins & Aikman Corporation (NYSE: CKC) announced today that it had arranged for an additional $75 million in committed term loan financing under its existing senior secured credit facilities. The funds will be used for capital expenditures or to replenish funds used for capital expenditures. It is expected that the term loan funding will occur within a week in connection with and subject to receipt of senior lender approvals of certain credit facility amendments. Those amendments will modify certain financial covenants and pricing terms. The Company's available liquidity (cash and unutilized commitments under revolving credit and account receivables facilities) was approximately $81 million at March 31, 2005 as compared with approximately $86 million at December 31, 2004. Continued access to credit facilities in satisfactory amounts is essential to the Company. As of March 31, 2005, the Company's outstanding debt balance was approximately $1,708 million. Credit Suisse First Boston has committed to provide this $75 million term loan financing. There is no assurance that the term loan facility will be completed.

About Collins & Aikman Corporation

                  Collins & Aikman Corporation, a Fortune 500 company, is a global leader in cockpit modules and automotive floor and acoustic systems and a leading supplier of instrument panels, automotive fabric, plastic-based trim and convertible top systems. The Company's current operations span the globe through 16 countries, more than 100 facilities and nearly 24,000 employees who are committed to achieving total excellence. The Company's high-quality products combine superior design, styling and manufacturing capabilities with NVH "quiet" technologies that are among the most effective in the industry. Information about the Company is available on the Internet at http://www.collinsaikman.com.

Cautionary Statement Concerning Forward-Looking Information

                  The foregoing reflects the Company's views about the accounting investigation, its financial condition, performance and other matters that constitute "forward-looking" statements, as that term is defined by the federal securities laws. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate," "should," "continue," "predict," "preliminary" and similar words used herein. These forward-looking statements are intended to be subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual developments and results may differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof.

                  Various factors that may affect actual outcomes and performance and results include, but are not limited to, general economic conditions in the markets in which the Company operates, declines in North American, South American and European automobile and light truck builds; labor costs and strikes at the Company's major customers and at the Company's facilities; fluctuations in the production of vehicles for which we are a supplier; changes in the popularity of particular car models, particular interior trim packages or the loss of programs on particular vehicle models; dependence on significant automotive customers; the level of competition in the automotive supply industry and pricing pressure from automotive customers; risks associated with conducting business in foreign countries; and fluctuation in the price of certain raw materials, including resins and other petroleum-based products. In addition, the following may have a material impact on actual outcomes and performance and results: the results of the pending investigation; the Company's ability to maintain satisfactory relations with its sources of liquidity, suppliers, customers and creditors; the Company's high leverage and ability to service its debt; and the impact of any defaults under its material agreements and debt instruments.

                  The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue. The Company does not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.